Exhibit 99.1

Apria Announces Financial Results for Third Quarter 2021

Indianapolis, Indiana, November 4, 2021 -- Apria, Inc. (the “Company” or “Apria”) (Nasdaq: APR), a leading provider of integrated home healthcare equipment and related services in the United States, announced today financial results for the third quarter ended September 30, 2021.

“We delivered solid third quarter 2021 financial results that were reflective of our continued execution and operational improvements building on momentum from the first half of the year, despite external headwinds. Third quarter revenue was in-line with our guidance while Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex were at the high end or better than our forecast,” said Dan Starck, CEO of Apria. “We continue to see strong new patient volume for oxygen driven by the Delta variant which we expect to remain at elevated levels compared to historical run rates. We also continue to see elevated new patients seeking OSA treatment, and I am proud of the entire Apria team for their perseverance and commitment of effectively working with patients as we manage through the equipment shortages driven by the disruption created by the Philips recall and other supply chain challenges.”

Mr. Starck continued, “In September, DMEscripts LLC announced a strategic partnership with the four national Durable Medical Equipment providers, including Apria, and two industry trade associations to drive greater use and adoption of e-Prescribe. We think wide spread adoption for e-Prescribe could be a game-changer and a meaningful driver of efficiencies and cost savings for our industry over time. Our team continues to perform at a high level providing the highest level of quality care for our patients despite the significant disruption caused by the Recall and supply chain issues and I remain confident that Apria will be able to finish the year on a high note.”

Third Quarter 2021 Financial Highlights

Comparisons are to the three months ended September 30, 2020.

●	Net revenue of $287.2 million, up 3.8% compared to $276.8 million
●	Net Income of $22.8 million, or $0.60 per diluted share, up 300.1% from $5.7 million
●	Adjusted EBITDA of $61.0 million, down 6.2% compared to $65.0 million
●	Adjusted EBITDA less Patient Equipment Capex of $38.9 million, up 0.9% from $38.6 million

2021 Financial Guidance

For the fourth quarter of 2021, Apria is currently projecting the following financial results:

●	Net revenue of $282 million to $298 million
●	Adjusted EBITDA of $54 million to $60 million
●	Adjusted EBITDA less Patient Equipment Capex of $27 million to $31 million

For the full year 2021, Apria is increasing revenue and Adjusted EBITDA guidance while narrowing the Adjusted EBITDA less Patient Equipment Capex guidance range and is now projecting the following financial results:

●	Net revenue of $1.13 billion to $1.15 billion; up from $1.12 billion to $1.15 billion
●	Adjusted EBITDA of $228 million to $234 million; up from $221 million to $231 million
●	Adjusted EBITDA less Patient Equipment Capex of $135 million to $139 million; revised from $132 million to $142 million

Third Quarter 2021 Earnings Conference Call

Apria will host a conference call to discuss third quarter 2021 results on November 4, 2021 at 5:00 p.m. Eastern Time. The conference call can be accessed by dialing (833) 362-0207 for U.S. participants or (914) 987-7676 for international participants, and referencing conference ID 4161279; or via a live audio webcast that will be available online at https://ir.apria.com/. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

About Apria

Apria is a leading provider of integrated home healthcare equipment and related services in the United States. The Company offers a comprehensive range of products and services for in-home care and delivery across three core service lines: (1) home respiratory therapy (including home oxygen and non-invasive ventilation (“NIV”) services); (2) obstructive sleep apnea (“OSA”) treatment (including continuous positive airway pressure (“CPAP”) and bi-level positive airway pressure devices, and patient support services); and (3) negative pressure wound therapy (“NPWT”). Additionally, the Company supplies a wide range of home medical equipment and other products and services to help improve the quality of life for patients with home care needs. Our revenues are generated through fee-for-service and capitation arrangements with third-party healthcare payors, including government and commercial payors (“Payors”) for equipment, supplies, services and other items we rent or sell to patients. Through our offerings, we also provide patients with a variety of clinical and administrative support services and related products and supplies, most of which are prescribed by a physician as part of a care plan. We are focused on being the industry’s highest-quality provider of home healthcare equipment and related services, while maintaining our commitment to being a low-cost operator. The Company serves over 2 million patients annually and offers a compelling value proposition to patients, providers and Payors by allowing patients to receive necessary care and services in the comfort of their own home, while, at the same time, reducing the costs of treatment. Learn more at www.apria.com.

This press release includes certain historical consolidated financial and other data for Apria Healthcare Group LLC (formerly known as Apria Healthcare Group Inc.) (“Apria Healthcare Group”) and its subsidiaries. In connection with our initial public offering (“IPO” or “offering”), we undertook certain reorganization transactions as of February 10, 2021 so that Apria, Inc. directly or indirectly owns all of the equity interests in Apria Healthcare Group and is the holding company of our business. The merger was accounted for as a reorganization of entities under common control. As a result, the consolidated financial statements of the Company recognize the assets and liabilities received in the merger at their historical carrying amounts as reflected in the historical consolidated financial statements of Apria Healthcare Group, the accounting predecessor.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements regarding our expectations regarding pending or potential acquisitions, product recalls, supply chain disruptions, and the future performance and financial results of our business and other non-historical statements. Forward-looking statements include all statements that do not relate solely to historical or current facts. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks related to the COVID-19 public health emergency, product and related recalls, the profitability of our capitation arrangements, renegotiation or termination of our contracts, reimbursements by Payors, our reliance on relatively few vendors, competition in the home healthcare industry, the inherent risk of liability in the provision of healthcare services, and reductions in Medicare and Medicaid and commercial payor reimbursement rates. Additional factors that could cause our actual outcomes or results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors" sections of the Company’s Annual Report on Form 10-K for the period ended December 31, 2020 and Quarterly Reports on Form 10-Q for the periods ended June 30, 2021 and September 30, 2021, as such factors may be further updated from time to time in Apria’s other filings with the Securities and Exchange Commission (“SEC”). These reports are or will be accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in the Company’s filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Use of Non-GAAP Financial Information and Financial Guidance

This press release contains certain financial measures that are not recognized under generally accepted accounting principles in the United States (“GAAP”). The Company uses EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex, which are financial measures that are not prepared in accordance with GAAP, to analyze its financial results and believes that they are useful to investors, as a supplement to GAAP measures.

EBITDA is a non-GAAP measure that represents net income for the period before the impact of interest income, interest expense, other income and expense, income taxes, and depreciation and amortization. EBITDA is widely used by securities analysts, investors and other interested parties to evaluate the profitability of companies. EBITDA eliminates potential differences in performance caused by variations in capital structures, tax positions, the cost and age of tangible assets and the extent to which intangible assets are identifiable. Adjusted EBITDA is a non-GAAP measure that represents EBITDA before certain items that impact comparison of the performance of our business either period-over-period or with other businesses. The Company uses Adjusted EBITDA as a key profitability measure to assess the performance of our business. We believe that Adjusted EBITDA should, therefore, be made available to securities analysts, investors and other interested parties to assist in their assessment of the performance of our business. Adjusted EBITDA less Patient Equipment Capex is a non-GAAP measure that represents Adjusted EBITDA less purchases of patient equipment net of dispositions (“Patient Equipment Capex”). For purposes of this metric, Patient Equipment Capex is measured as the value of the patient equipment received less the net book value of dispositions of patient equipment during the accounting period. This metric is useful in evaluating the financial performance of the Company as the business requires significant capital expenditures to maintain its patient equipment fleet due to asset replacement and contractual commitments. The Company believes that Adjusted EBITDA less Patient Equipment Capex should, therefore, be made available to securities analysts, investors, and other interested parties to assist in their assessment of the performance of our business.

Reconciliations of historical EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex to our net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, are included in the tables attached to this press release. EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex should not be considered alternatives to net income or any other measure of financial performance calculated and presented in accordance with GAAP. EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex may not be comparable to similarly titled measures of other organizations because other organizations may not calculate EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex in the same manner as the Company calculates these measures.

The Company’s uses of EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•

although depreciation and amortization are noncash charges, the assets being depreciated and amortized may have to be replaced in the future. EBITDA and Adjusted EBITDA do not reflect capital expenditure requirements for such replacements or other contractual commitments;

•	EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex do not reflect changes in, or cash requirements for, our working capital needs;
•

EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex do not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our indebtedness; and

•

other companies, including companies in our industry, may calculate EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex measures differently, which reduces their usefulness as a comparative measure.

EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex exclude items that can have a significant effect on profit or loss and should, therefore, be used in conjunction with, not as substitutes for, profit or loss for the period. The Company compensates for these limitations by separately monitoring net income for the period.

There is no reliable or reasonably estimable comparable GAAP measure for the Company’s non-GAAP financial guidance because the Company is not able to reliably predict the impact of certain items, including equity-based compensation expense, transaction costs, and other non-recurring (income) expense for the fourth quarter in 2021 and the full year 2021. As a result, reconciliation of these forward-looking non-GAAP measures to the most directly comparable GAAP measure is not available without unreasonable effort. In addition, the Company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. The variability of the specified items may have a significant and unpredictable impact on the Company’s future GAAP results.

In addition, the Company’s non-GAAP financial guidance in this release excludes the impact of any potential additional future strategic acquisitions and any specified items that have not yet been identified and quantified. The guidance also excludes anything we cannot quantify at this time, including the macro-economic effects of the COVID-19 pandemic, or the extent to which the Philips recall and other supply chain disruptions may differ from our expectations. The financial guidance is subject to risks and uncertainties applicable to all forward-looking statements as described elsewhere in this press release and in the Company’s filings with the SEC.

APRIA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	September 30,	December 31,
	2021	2020
ASSETS	(unaudited)
CURRENT ASSETS
Cash and cash equivalents	$216,497	$195,197
Accounts receivable	75,510	74,774
Inventories	8,066	6,680
Prepaid expenses and other current assets	24,033	24,003
TOTAL CURRENT ASSETS	324,106	300,654
PATIENT EQUIPMENT, less accumulated depreciation of $366,772 and $356,888 as of September 30, 2021 and December 31, 2020, respectively	216,756	223,972
PROPERTY, EQUIPMENT AND IMPROVEMENTS, NET	21,133	25,419
INTANGIBLE ASSETS, NET	66,391	61,497
OPERATING LEASE RIGHT-OF-USE ASSETS	61,652	57,869
GOODWILL	15,580	—
EQUITY METHOD INVESTMENT	3,600	—
DEFERRED INCOME TAXES, NET	835	18,258
NOTE RECEIVABLE, RELATED PARTY	811	—
OTHER ASSETS	18,254	17,315
TOTAL ASSETS	$729,118	$704,984

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable	$108,653	$116,886
Accrued payroll and related taxes and benefits	53,713	55,628
Other accrued liabilities	32,218	33,513
Deferred revenue	26,886	25,821
Current portion of operating lease liabilities	21,552	23,977
Current portion of long-term debt	31,250	20,833
TOTAL CURRENT LIABILITIES	274,272	276,658
LONG-TERM DEBT, less current portion	351,142	376,389
OPERATING LEASE LIABILITIES, less current portion	40,189	35,358
OTHER NONCURRENT LIABILITIES	40,384	42,924
TOTAL LIABILITIES	705,987	731,329
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, $0.01 par value: 100,000,000 authorized; no shares issued as of September 30, 2021 and February 10, 2021
Common stock, $0.01 par value: 1,000,000,000 authorized; 35,400,884 and 35,210,915 shares issued and outstanding as of September 30, 2021 and February 10, 2021, respectively	354	—
Additional paid-in capital	955,283	954,087
Accumulated deficit	(932,506)	(980,432)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	23,131	(26,345)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$729,118	$704,984

APRIA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(In thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net revenues:
Fee-for-service arrangements	$229,293	$220,446	$676,814	$646,630
Capitation	57,904	56,314	171,936	168,298
TOTAL NET REVENUES	287,197	276,760	848,750	814,928
Costs and expenses:
Cost of net revenues:
Product and supply costs	48,809	45,192	152,723	141,563
Patient equipment depreciation	24,746	25,104	75,631	75,840
Home respiratory therapists costs	4,023	3,986	12,345	12,848
Other	4,284	4,417	12,829	13,669
TOTAL COST OF NET REVENUES	81,862	78,699	253,528	243,920
Selling, distribution and administrative	176,372	184,674	522,935	534,110
TOTAL COSTS AND EXPENSES	258,234	263,373	776,463	778,030
OPERATING INCOME	28,963	13,387	72,287	36,898
Interest expense	2,938	1,117	8,882	4,047
Interest income	(51)	(74)	(142)	(451)
Gain from derecognition of nonfinancial asset	(3,994)	—	(3,994)	—
INCOME BEFORE INCOME TAXES	30,070	12,344	67,541	33,302
Income tax expense	7,264	6,644	19,615	13,034
NET INCOME	$22,806	$5,700	$47,926	$20,268

	Three		February 10, 2021
	Months Ended		through
	September 30, 2021		September 30, 2021
Basic and diluted earnings per share:
Net income attributable to common stockholders	$22,806		$46,387
Weighted average common shares outstanding:
Basic	35,314,445		35,262,700
Diluted	38,210,958		38,077,019
Net income per common share:
Basic	$0.65		$1.32
Diluted	$0.60		$1.22

(1)	Prior to our IPO, our business was conducted through Apria Healthcare Group which did not have a common capital structure with Apria, Inc. As such, we computed EPS for the period the Company’s common stock was outstanding during 2021, referred to as the Post-IPO period. We have defined the Post-IPO period as February 10, 2021, the effective date of the pre-IPO reorganization, through September 30, 2021.

APRIA, INC.

NET REVENUES FOR EACH CORE SERVICE LINE (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2021	2020	2021	2020
Home respiratory therapy	$118,811	$113,995	$349,139	$335,277
OSA treatment	118,253	111,981	353,917	330,965
NPWT	9,874	10,961	30,258	30,751
Other equipment and services	40,259	39,823	115,436	117,935
Net revenues	$287,197	$276,760	$848,750	$814,928
(1)

APRIA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Nine Months Ended
	September 30,
(in thousands)	2021	2020
Net cash provided by operating activities	$148,822	$158,939
Net cash used in investing activities	(98,117)	(72,532)
Net cash used in financing activities	(29,405)	(20,973)
Net increase in cash and cash equivalents	21,300	65,434
Cash and cash equivalents at beginning of period	195,197	74,691
Cash and cash equivalents at end of period	$216,497	$140,125

Non-GAAP Financial Information

This press release presents Apria’s EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex for the three and nine months ended September 30, 2021 and 2020.

EBITDA is a non-GAAP measure that represents net income for the period before the impact of interest income, interest expense, other income and expense, income taxes, and depreciation and amortization.

Adjusted EBITDA is a non-GAAP measure that represents EBITDA before certain items that impact comparison of the performance of our business either period-over-period or with other businesses.

Adjusted EBITDA less Patient Equipment Capex is a non-GAAP measure that represents Adjusted EBITDA less purchases of patient equipment net of dispositions (“Patient Equipment Capex”). For purposes of this metric, Patient Equipment Capex is measured as the value of the patient equipment received less the net book value of dispositions of patient equipment during the accounting period.

Below, we have provided a reconciliation of EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex to our net income, the most directly comparable financial measure calculated and presented in accordance with GAAP. EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex should not be considered alternatives to net income or any other measure of financial performance calculated and presented in accordance with GAAP. Our EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex may not be comparable to similarly titled measures of other organizations because other organizations may not calculate EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex in the same manner as we calculate these measures.

The following table reconciles net income, the most directly comparable GAAP measure, to EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2021	2020	2021	2020
Net income	$22,806	$5,700	$47,926	$20,268
Interest (income) expense and other, net	(1,107)	1,043	4,746	3,596
Income tax expense	7,264	6,644	19,615	13,034
Depreciation and amortization	27,896	28,724	86,481	86,915
EBITDA	$56,859	$42,111	$158,768	$123,813
Strategic transformation initiatives:
Simplify(a)	$—	$322	$—	$1,159
Financial system(b)	340	351	1,081	1,414
Other initiatives(c)	75	54	114	99
Stock-based compensation one-time award at IPO(d)	1,057	—	3,497	—
Stock-based compensation(e)	1,530	606	3,825	1,929
Legal settlements(f)	—	19,725	1,750	32,525
Acquisition costs(g)	402	—	402	—
Offering costs(h)	699	1,826	4,151	1,826
Adjusted EBITDA	$60,962	$64,995	$173,588	$162,765
Patient Equipment Capex	(22,040)	(26,425)	(65,822)	(63,482)
Adjusted EBITDA less Patient Equipment Capex	$38,922	$38,570	$107,766	$99,283

(a)	Simplify represents one-time advisory fees and implementation costs associated with a key 2019 business transformation initiative focused on shifting to a patient-centric platform and optimizing end-to-end customer service.
(b)	Costs associated with the implementation of a new financial system.

(c)	Other initiatives include one-time costs associated with customer service initiatives in 2020 and costs associated with moving the corporate headquarters in 2021.
(d)	The offering resulted in a one-time restricted stock unit (“RSUs”) grant to the Company’s Chief Financial Officer (“CFO”). The RSUs vest in tranches and are classified as liability awards since each tranche of RSUs can be settled in either cash or shares of our common stock at the CFO’s election. The first tranche of RSUs vested upon completion of the IPO and was settled in cash. The second tranche was settled in cash during the three months ended September 30, 2021. Compensation expense is recognized over the requisite service period subject to continued employment and adjusted each reporting period for changes in the fair value pro-rated for the portion of the requisite service period rendered until settlement.
(e)	Stock-based compensation has historically been granted to certain of our employees and non-employee directors in the form of profit interest units of Apria Holdings LLC, RSUs, performance-based RSUs, and stock appreciation rights (“SARs”). For time-based only RSUs and SARs, compensation expense for each separately vesting portion of the award is recognized on a straight-line basis over the vesting period for that portion of the award subject to continued service. For RSUs with performance conditions, compensation expense is recognized over the requisite service period subject to management’s estimation of the probability of vesting of such awards. Stock compensation also includes expense related to the Company’s long-term incentive plan awards which will be settled in stock.
(f)	In 2021, the amount represents the final settlement amount of a claim brought under the Private Attorneys General Act of California. In 2020, the amount represents the increase in the settlement amount in relation to a series of civil investigative demands from the United States Attorney’s Office for the Southern District of New York.
(g)	Acquisition costs include one-time costs associated with the acquisition of certain assets of Airway Breathing Co.
(h)	Offering costs represent one-time costs relating to public offerings. As the Company did not receive any proceeds from the offerings, these costs were expensed as incurred in selling, distribution and administrative expenses in the unaudited condensed consolidated statements of income.

Investor Contacts

Kevin Ellich
ICR Westwicke

ApriaIR@westwicke.com

Media Contacts

ApriaPR@westwicke.com